UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 23, 2009

JACOBS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-88242	34-1959351
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

17301 West Colfax Ave, Suite 250, Golden, Colorado 80401
(Address of principal executive offices)

Registrant’s telephone number, including area code 303-215-5200

(Former name of former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Jacobs Entertainment, Inc. (the “Registrant”) has entered into employment agreements with two of its key executives:

Michael T. Shubic	Chief Operating Officer of the Registrant
Ian M. Stewart	President of Pari-Mutuel Wagering Operations of the Registrant

The employment agreements were signed on September 23, 2009.

The employment agreement between the Registrant and Michael T. Shubic, Chief Operating Officer of the Registrant, became effective July 1, 2009.

The employment agreement between the Registrant and Ian M. Stewart, President of Pari-Mutuel Wagering Operations of the Registrant, became effective August 1, 2009.

Both employment agreements are substantially identical except with respect to the amount of the executive’s respective salaries.  Additionally, the term of Mr. Shubic’s agreement is three years from its effective date.  The term of Mr. Stewart’s agreement is from August 1, 2009 through December 31, 2012.

Among the more important provisions of the agreements are the following:  (a) the base salaries are set forth in the respective exhibits filed herewith under Item 9.01; in addition, each executive is entitled to receive an annual bonus of up to 35% of his base salary if certain performances criteria established each year are met; (b) the agreements provide that if the executive is terminated without cause, he is entitled to a lump sum payment equal to six months salary and a prorated portion of his bonus; if the executive dies, his estate is entitled to a lump sum payment equal to one year’s salary and a prorated portion of his bonus; if a change of control of the Registrant occurs and the executive is not offered employment satisfactory to him, he is entitled to a lump sum payment equal to one and one-half year’s salary; and (c) each agreement contains customary provisions regarding vacations, automobile benefits, insurance, indemnification and expense reimbursements.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.33	Executive Employment Agreement between the Registrant and Michael T. Shubic signed September 23, 2009.

10.34	Executive Employment Agreement between the Registrant and Ian M. Stewart signed September 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENTERTAINMENT, INC.

/s/ Stephen R. Roark
Date: September 29, 2009	By: Stephen R. Roark
Its: President